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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in the registration statements of PerSeptive Biosystems, Inc. on Form S-8 (File Nos. 333-8151, 33-94606, 33-80856, 33-49642), Form S-4 (File No. 333-1016) and on Form S-3 (File Nos. 33-
   71814, 33-72760, 33-72924, 33-94598, 33-94600, 33-94602, 33-94604, 33-94608,
   33-80421, 333-8149, 333-11229) of our reports dated November 20, 1996, on our audit of the consolidated financial statements and financial statement schedule of PerSeptive Biosystems, Inc. as of September 30, 1996 and 1995 and for the years ended September 30, 1996 and 1995 which reports are included in this Annual Report on Form 10-K.


                                       /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.

   Boston, Massachusetts
   December 23, 1996